Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-277018, 333-268021, 333-259785, 333-255129, 333-223113, and 333-217320) and Form S-8 (Nos. 333-277020, 333-270933, 333-262639, 333-259787, 333-220057, 333-224189, 333-230114 and 333-237210) of Aadi Bioscience, Inc., of our report dated March 13, 2024, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

San Diego, California
March 13, 2024